                                                                   EXHIBIT 99(j)


                   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights" in the Security Capital Preservation Fund's Class A, Class B and Class C Prospectus and "Independent Registered Public Accounting Firm" in the Security Income Fund - Capital Preservation Series Class A, Class B and Class C Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 83 to File No. 2-38414; Amendment No - 83 to File No. 811-02120) of our reports dated November 19, 2004, on the financial statements and financial highlights of Security Capital Preservation Fund and Preservation Plus Income Portfolio, included in the Security Capital Preservation Fund Annul Report dated September 30, 2004.



                                                               ERNST & YOUNG LLP



Boston, Massachusetts
June 24, 2005